                               POWER OF ATTORNEY

        Know all by these presents, that the undersigned hereby constitutes and appoints Svend-Olav Carlsen, Pulay Mohun, Qing Lu and K.P. Sun, the
undersigned's true and lawful attorney-in-fact to:

                (1) execute for and on behalf of the undersigned, in the
        undersigned's capacity as an officer, director and/or more than 10%
        stockholder of PortalPlayer, Inc.(the "Company"), Forms 3, 4 and 5
        (including amendments thereto) with respect to securities of the
        Company) in accordance with section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder;

                (2) do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form 3, 4 or 5 (or amendments thereto), and timely file such form with the United States Securities and Exchange Commission and any
        stock exchange or similar authority; and

                (3) take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, in connection with filing such Form 3, 4 or 5, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.

        The undersigned hereby grants to such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorney-in-fact, in serving in such capacity at the request of the undersigned, is not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with section 16 of the Securities Exchange Act of
1934, and that this Power of Attorney does not relieve the undersigned from responsibility for compliance with the undersigned's obligations under the
Exchange Act. The undersigned further acknowledges that this Power of Attorney authorizes, but does not require, the attorney-in-fact to act in his discretion on information provided to him without independent verification of such information.

        This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 and 5 with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorney-in-fact.

        IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 10th day of November, 2004.

                                                  /s/ Scott W. Tandy
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                                                        Signature

                                                      Scott W. Tandy
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